Exhibit (e)(8)

THIRTEENTH AMENDMENT TO ADVISORSHARES™ ETF DISTRIBUTION AGREEMENT

This Thirteenth Amendment (the "Amendment") to the AdvisorShares™ Trust ETF Distribution Agreement (the "Agreement") dated as of June 25, 2009, as amended from time to time, by and between AdvisorShares™ Trust, a Delaware statutory trust (the "Trust") and Foreside Fund Services, LLC, a Delaware limited liability company (the "Distributor") is entered into as of December 23, 2013 (the "Effective Date").

WHEREAS, the Trust and Distributor desire to update Exhibit A of the Agreement to add AdvisorShares™ Sunrise Global Multi-Strategy ETF; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement
II.	Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.
III.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARESTM TRUST	FORESIDE FUND SERVICES, LLC

By: /s/ Dan Ahrens	By: /s/ Mark Fairbanks
Name: Dan Ahrens	Name: Mark Fairbanks
Title: Secretary and Treasurer	Title: President

EXHIBIT A

Effective Date: December 23, 2013

ADVISORSHARES™ WCM/BNY MELLON FOCUSED GROWTH ADR ETF

ADVISORSHARES™ ACCUVEST GLOBAL LONG SHORT ETF

ADVISORSHARES™ PERITUS HIGH YIELD ETF

ADVISORSHARES™ CAMBRIA GLOBAL TACTICAL ETF

ADVISORSHARES™ RANGER EQUITY BEAR ETF

ADVISORSHARES™ MADRONA DOMESTIC ETF

ADVISORSHARES™ MADRONA INTERNATIONAL ETF

ADVISORSHARES™ MADRONA GLOBAL BOND ETF

ADVISORSHARES™ MEIDELL TACTICAL ETF

ADVISORSHARES™ TRIMTABS FLOAT SHRINK ETF

ADVISORSHARES™ ACCUVEST GLOBAL OPPORTUNITIES ETF

ADVISORSHARES™ STAR GLOBAL BUY-WRITE ETF

ADVISORSHARES™ QAM EQUITY HEDGE ETF

ADVISORSHARES™ GLOBAL ECHO ETF

ADVISORSHARES™ EQUITYPRO ETF

ADVISORSHARES™ PRING TURNER BUSINESS CYCLE ETF

ADVISORSHARES™ NEWFLEET MULTI-SECTOR INCOME ETF

ADVISORSHARES™ ATHENA INTERNATIONAL BEAR ETF

ADVISORSHARES™ SAGE CORE RESERVES ETF

ADVISORSHARES™ TREESDALE RISING RATES ETF

ADVISORSHARES™ INTERNATIONAL GOLD ETF

ADVISORSHARES™ GARTMAN GOLD/YEN ETF

ADVISORSHARES™ GARTMAN GOLD/BRITISH POUND ETF

ADVISORSHARES™ GARTMAN GOLD/EURO ETF

ADVISORSHARES™ YIELDPRO ETF

ADVISORSHARES™ SUNRISE GLOBAL MULTI-STRATEGY ETF